UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington,  D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 16, 2022

HERSHA HOSPITALITY TRUST
(Exact name of registrant as specified in its charter)

Maryland	001-14765	25-1811499
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
  44 Hersha Drive
Harrisburg, Pennsylvania 17102
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (717) 236-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Shares of Beneficial Interest, par value $.01 per share	HT	New York Stock Exchange
6.875% Series C Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $.01 per share	HT-PC	New York Stock Exchange
6.50% Series D Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $.01 per share	HT-PD	New York Stock Exchange
6.50% Series E Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $.01 per share	HT-PE	New York Stock Exchange

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Hersha Hospitality Trust (the “Company”) today announced certain changes in its management team (collectively, the “Leadership Transition”), including:

a.the retirement of Mr. Hasu P. Shah as Trustee and Chairman of the Board of Trustees of the Company (the “Board”) effective December 31, 2022;
b.the retirement of Mr. Jay H. Shah as Chief Executive Officer of the Company on December 31, 2022 and the appointment of Mr. Jay H. Shah as Executive Chairman of the Board effective as of January 1, 2023;
c.appointment of Mr. Neil H. Shah as President and Chief Executive Officer of the Company and as a Class II trustee, effective as of January 1, 2023.

Departure of Hasu P. Shah as Trustee and Chairman of the Board

On September 16, 2022, in accordance with the Company’s Corporate Governance Guidelines, Mr. Hasu P. Shah submitted a letter of notice announcing his retirement and resignation from his position as a trustee and Executive Chairman of the Board, effective December 31, 2022. Mr. Hasu P. Shah’s resignation is not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

In connection with Mr. Hasu P. Shah’s resignation and recognition of Mr. Hasu P. Shah’s immense contributions to the Company since founding the Company nearly a quarter-century ago, the Board appointed Mr. Hasu P. Shah as non-voting Chairman Emeritus of the Company with Board observation rights, effective January 1, 2023.

Departure of Jay H. Shah as Chief Executive Officer and Appointment as Executive Chairman of the Board

On September 16, 2022, in accordance with the Company’s Corporate Governance Guidelines, Mr. Jay H. Shah announced his retirement and resignation from his position as Chief Executive Officer (“CEO”) of the Company, effective December 31, 2022. Mr. Jay H. Shah’s resignation is not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Jay H. Shah will continue to serve as a trustee on the Board and will assume the role of Executive Chairman of the Board, effective January 1, 2023. The appointment of Mr. Jay H. Shah as Executive Chairman was not made pursuant to any arrangement or understanding between him or any other person.

Biographical information for Mr. Jay H. Shah can be found in the Company’s definitive proxy statement for the Company’s 2022 annual meeting of shareholders filed with the Securities and Exchange Commission on April 14, 2022 (the “Proxy Statement”).

Appointment of Neil H. Shah as Chief Executive Officer

In connection with Mr. Jay H. Shah’s resignation, the Company appointed Mr. Neil H. Shah as CEO and President and as a Class II trustee, in each case, effective as of January 1, 2023. Mr. Neil H. Shah currently serves as President and Chief Operating Officer (“COO”). Mr. Neil H. Shah will continue in his role as President and COO until December 31, 2022. The Company plans to eliminate the position of COO following Mr. Neil H. Shah’s appointment as CEO and President of the Company. The appointment of Mr. Neil H. Shah was not made pursuant to any arrangement or understanding between him or any other person. Biographical information for Mr. Neil H. Shah can be found in the Proxy Statement.

Mr. Neil H. Shah has no transactions with the Company that require disclosure under Item 404(a) of Regulation S-K, other than the transactions described in the Company’s (i) Proxy Statement under the heading “Certain Relationships and Related Transactions,” (ii) Form 10-K, under the heading “Commitments and Contingencies and Related Party Transactions”, and Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2022 and June 30, 2022, under the heading “Commitments and Contingencies and Related Party Transactions,” which disclosures are each incorporated by reference herein.

Reduction in Size of the Board

In connection with Mr. Hasu P. Shah’s resignation as a trustee of the Board and appointment of Neil H. Shah as a trustee, the Board has approved a reduction in the size of the Board. As of September 16, 2022, the size of the Board has been reduced to eight trustees, each of which is occupied and shall remain occupied after giving effect to the Leadership Transition.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HERSHA HOSPITALITY TRUST

Date: September 22, 2022	By:	/s/ Ashish R. Parikh
	Name:	Ashish R. Parikh
	Title:	Chief Financial Officer